UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

I.D. SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Norman L. Ellis has been appointed to serve as the Chief Operating Officer of I.D. Systems, Inc. (the “Company”), effective as of July 21, 2014. Mr. Ellis’ appointment to serve as the Chief Operating Officer is on an at-will basis, in accordance with the terms set forth in an offer letter, which was accepted by Mr. Ellis on July 21, 2014 (the “Offer Letter”). In accordance with the Offer Letter, Mr. Ellis will receive a base salary of $300,000 per year and in 2014, will be eligible to receive a prorated cash bonus in the amount of up to $200,000 based on the Company’s financial performance. Mr. Ellis also will be entitled to participate in the Company’s benefit plans and programs. Pursuant to the Offer Letter, on July 21 2014, Mr. Ellis received 50,000 restricted shares of common stock, par value $0.01 per share (“Common Stock”), of the Company under the Company’s 2007 Equity Compensation Plan, all of which shares will become fully vested on the third anniversary of the date of grant provided that Mr. Ellis continues to be an employee of the Company on such anniversary. On July 21, 2014, Mr. Ellis also received options to purchase up to 100,000 shares of Common Stock, at $5.24 per share, the closing price per share of the Common Stock on the date of grant, one-third of which options will vest on each anniversary of the date of grant provided that Mr. Ellis continues to be an employee of the Company on each such anniversary. The options are subject to the terms and conditions of a stock option grant agreement, dated July 21, 2014, between the Company and Mr. Ellis (the “Option Agreement”).

Prior to joining us, from November 2013 until June 2014, Mr. Ellis, age 57, served as Vice President Sales, Services and Marketing for Omnitracs, Inc. (“Omnitracs”), a provider of integrated wireless systems, applications and services for transportation and logistics companies and a division of Qualcomm Incorporated, a publicly-traded company engaged in the development and commercialization of wireless technologies (“Qualcomm”). From 2008 until November 2013, Mr. Ellis served as Vice President Sales, Services and Marketing for Qualcomm. Mr. Ellis has held several other positions with Qualcomm, including Vice President and General Manager from 2004 to 2008, Vice President-Homeland Security Solutions from 2002 to 2003, Vice President-New Markets from 2000 to 2001 and Director Product Development from 1998 to 1999. He also served as Senior Vice President of Sales and Marketing for Service Transport Inc., a commercial motor carrier of bulk liquids, from 1993 to 1998. Mr. Ellis also has held various positions with Overnite Transportation Inc. (now known as UPS Ground Freight, Inc.), a provider of transportation services, and with Mason and Dixon Lines, a provider of trucking and logistic solutions. Mr. Ellis holds a Bachelor of Arts degree in Business Administration from Emory and Henry College.

The foregoing description of each of the Offer Letter and the Option Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. The press release announcing Mr. Ellis’ appointment as the Company’s Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Offer Letter, dated July 21, 2014, between I.D. Systems, Inc. and Norman L. Ellis

Exhibit 10.2 – Stock Option Grant Agreement, dated July 21, 2014, between I.D. Systems, Inc. and Norman L. Ellis

Exhibit 99.1 – Press release dated July 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer

Date: July 22, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated July 21, 2014, between I.D. Systems, Inc. and Norman L. Ellis.

10.2	Stock Option Grant Agreement, dated July 21, 2014, between I.D. Systems, Inc. and Norman L. Ellis

99.1	Press release dated July 22, 2014